UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2019
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2019 Bonus Program

On February 11, 2019, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Five9, Inc. (the “Company”) approved performance targets for the year ending December 31, 2019 that will be used to determine the amount of cash bonus awards that may be earned, on a quarterly basis, by the Company’s Section 16 officers pursuant to the Company’s 2019 bonus program (the “2019 Bonus Program”).

Funding of the 2019 Bonus Program will be based upon the Company’s financial performance and each officer’s individual performance for each quarter in the year ending December 31, 2019, using a weighting of 80% for the Company’s financial performance and 20% for individual performance for each executive officer other than our (i) Chief Executive Officer, (ii) President, and (iii) Chief Marketing Officer. Our Chief Executive Officer’s bonus will be funded 100% based upon the Company’s financial performance. Our President’s bonus will be funded 75% based on sales commissions, 18.75% based on Company’s financial performance, and 6.25% based on his individual performance. Our Chief Marketing Officer’s bonus will be funded 50% based on the Company’s financial performance and 50% based on his individual performance. Financial performance will be based upon the Company’s achievement of predetermined revenue and adjusted EBITDA targets using a weighting of 75% for performance achieved against the revenue target and 25% for performance achieved against the adjusted EBITDA target. Achievement below 90% of the revenue target or 80% of the adjusted EBITDA target would result in no cash payout with respect to such target. Achievement up to 125% of the revenue target would result in increasing payouts up to a maximum payout of 150% of the portion of the target bonus allocated to the revenue target. Achievement up to 150% of the adjusted EBITDA target would result in increasing payouts up to a maximum payout of 150% of the portion of the target bonus allocated to the adjusted EBITDA target. In the event that the Company’s actual adjusted EBITDA is below 80% of the adjusted EBITDA target, the maximum cash payout for achieving the revenue target will be 100% of the revenue target bonus.

Below are the annual target bonus levels under the 2019 Bonus Program for the Company’s Section 16 officers:

Name	Annual Target Bonus (USD)	Annual Target Bonus as a Percentage of Base Salary
Rowan Trollope	$661,250	115%
Barry Zwarenstein	$287,250	75%
Daniel Burkland	$325,000	81%
Scott Welch	$198,600	60%
Ryan Kam	$178,200	60%
James Doran	$211,250	65%
David Pickering	$201,000	60%
Jonathan Rosenberg	$210,000	60%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.
Date: February 15, 2019	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer